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                                                                    EXHIBIT 23.3


                      CONSENT OF SALOMON SMITH BARNEY INC.

         We hereby consent to the inclusion of our opinion letter to the Board of Directors of Fifth Third Bancorp as Annex D to the joint Proxy Statement/Prospectus relating to the proposed merger of Old Kent Financial Corporation with and into a wholly-owned subsidiary of Fifth Third Bancorp, contained in the Registration Statement on Form S-4 and to the references to our firm and such opinion in such joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the Regulations.




December 15, 2000                                /s/ Salomon Smith Barney Inc.